Exhibit 10.21

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT ("Agreement1') is made and entered into this 12th day of May, 2010, by and among Anbailun International Holdings Limited, a British Virgin Islands corporation with its address Morgan and Morgan Building, Pasea Estate, Road Town, Tortola, BVI (the "Company") and Silver Rock Capital, Ltd., a British Virgin Islands corporation with its address at Road Town, Tortola, British Virgin Islands; (the "Investor").

Recitals

A.          The Company and the Investor are executing and delivering this Agreement and the exhibits hereto, in order to provide working capital to the Company to be solely used for fees and expenses incurred on preparation for a public listing in the U.S. capital markets , as contemplated by Section 7.4 of this Agreement; and

B.          The Investor wish to purchase from the Company and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, the following securities of the Company (collectively, the "Securities"):

(i)	A Senior Secured Convertible Notes (the "Note" or "Notes") which shall mature one year from issuance and carry no interest.

(ii)
Common Stock Warrants (the "Warrant" or "Warrants") exercisable for a period of five (5) years from issuance to purchase common stock of the Company up to the same amount of shares of the common stock issuable upon conversion of the Notes. Each warrant is exercisable with an initial exercise price equal to one hundred twenty percent (120%) of the Conversion Price of the Notes as defined in Section 1 herein (the "Exercise Price"). The number of Warrant Shares issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price shall be subject to adjustment from time to time.

WHEREAS, with the execution and delivery of this Agreement, the Investor and the Company are executing and delivering a package of Transaction Documents in this financing including but not limited to, Note, Warrant, Registration Rights Agreement, Guaranty Agreements, Pledge Agreement. Legal Opinion from P.R.C Counsel and B.V.I. Counsel, and Advisory Agreement in the form annexed hereto (collectively, the "Transaction Documents"); and

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" means, with respect to any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, "control" (including the terms " controlling," " controlled by " and " under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Business Day" means a day, other than a Saturday, Sunday or holiday, on which banking institutions in the City of New York are open for the general transaction of business.

"Closing Dates" means the date of the consummation of the transactions contemplated by this Agreement and the sale by the Company and purchase by the Investor of the Note and Warrants, subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 below. The "Initial Closing" shall occur on the Initial Closing Date and subsequent closings shall be open for a maximum 30 days after the Initial Closing Date unless terminated earlier by the Company. The Initial Closing Date and the date of each additional closing held during the 30 days period (the last day of this 30 days period is referred herein as the "Final Closing Date") is sometimes individually referred to herein as a "Closing Date" and collectively referred to herein as a "Closing Dates".

"Closing Deliveries" should have the same meaning as defined in the Section 3.2(a) herein after.

"Conversion Price" shall initially be $1.00 assuming that 35,000,000 shares of the Company's common or ordinary stock is issued and outstanding and shall be adjusted for future share splits on a basis equal to the lesser of (i) a thirty-five million ($35,000,000) pre-money valuation of the Company or (ii) eighty percent (80%) of the price of any securities sold in any financing of the Company, assuming the Company's net income for the fiscal year ending December 31, 2009 (the "2009 Net Income") is equal to or greater than $10 million USD.(the "Initial Conversion Price"). In the event that the 2009 Net Income is less than $10 million USD than the Conversion Price shall be adjusted downward on a basis equal to the lesser of (i) a pre money valuation of the Company equal to (x) 3.5 multiplied by (y) the 2009 Net Income or (ii) eighty percent (80%) of the price of any securities sold in any financing prior to maturity of the Notes (the "Adjusted Conversion Price", together with the Initial Conversion Price are sometimes referred to herein as "Conversion Price").

"Common Stock" means the common stock of the Company, par value $0,001 per share, together with any securities into which the common stock may be reclassified.

"Company Subsidiaries" means the collective reference to (i) the Significant Subsidiaries and the other direct and indirect subsidiaries of the Company listed on Schedule 4.1 to this Agreement, and (ii) any other Subsidiary of the Company to be formed following the Closing Date to consummate a Strategic Acquisition.

"Conversion Shares" means the shares of Common Stock issuable upon conversion of the Note.

"Environmental Laws" has the meaning set forth in Section 4.13 hereof.

"Escrow Account" means an escrow account that the Company and Investor desire to establish with the Escrow Agent into which the Company shall instruct the investor to deposit checks and other instruments for the payment of money made payable to the order of "offices of Leser Hunter Taubman & Taubman for Anbailun International Holdings Limited," and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms set forth in the Escrow Agreement.

"Escrow Agent" means offices of Leser Hunter Taubman & Taubman, 17 State Street. 20th Floor, NY, NY 10004

"Escrow Funds" means the collected funds deposited into the Escrow Account.

"GAAP" means United States generally accepted accounting principles applied on a consistent basis.

"Initial Closing Date" means, on or before May 20, 2010 (the "Initial Closing Date"), subject to extension of such date by the Company to a date not later than May 30,2010 (the "Final Closing Date"), the Company shall issue and sell to the Investor subscribing for Notes and Warrants on or before the Final Closing Date no less than (U.S.) $350,000, and the Investor agrees to purchase from the Company such principal amount of Notes and such number of Warrants to purchase Common Stock as is or shall be set forth immediately below the Investor' names on the signature pages hereto.

"Kev Employees" shall mean employees whose knowledge and skills contribute significantly to the Company's income, including but not limited to the Legal Representative, the CEO, the CFO, and the COO (collectively referred herein as the "Executive Officers of the Company").

"Knowledge" means the actual knowledge of the Executive Officers of the Company and such Significant Subsidiaries.

"Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), or business of (i) the Company or any of its Significant Subsidiaries, whether individually or taken as a consolidated whole, or (ii) the Company and all of the Company Subsidiaries, when taken as a consolidated whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents.

"Note" ("Notes") means three hundred and fifty thousand ($350,000) of senior secured convertible notes of the Company payable to the Investor in the form of Exhibit A annexed hereto and made a part hereof.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Registration Rights Agreement" means the registration rights agreement, in the form attached hereto as Exhibit C. pursuant to which the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws. Please note the Company is not yet public however, the Company is required to become a publicly trading entity prior to the maturity of the Note. (See Section 7.6)

"Securities" means the collective reference to the Notes and the Warrants.

"Significant Subsidiary" shall mean as at the date hereof, the Fujian Jinjiang Chendai AnSheng Shoes & Clothing Co., Ltd (Chinese name is "    ", which is referred herein as "AnSheng Shoes".

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

"Transaction Documents" means the collective reference to this Agreement, including not limited to, the Warrant, the Registration Rights Agreement, the Note, the Guaranty Agreements, the Pledge Agreement and the Forms of Opinion of PRC Legal Counsel and the B.V.I. Counsel.

"Warrant" shall mean the reference to the Common Stock Warrant issued to the Investor. Each warrant shall represent the right to purchase one share of Common Stock of the Company at an initial exercise price equal to one hundred twenty percent (120%) of the Conversion Price of the Notes. The form of Warrant is attached hereto as Exhibit B and made a part hereof.

"Warrant Shares" shall mean the shares of Common Stock issuable upon the full or partial exercise of the Warrants, as such shares may be adjusted pursuant to the terms of the Warrant.

"1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Senior Secured Convertible Note and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Dates, the Investor shall purchase from the Company, and the Company shall sell and issue to the Investor, (i) one or more Senior Secured Convertible Notes in the aggregate principal amount of $350,000 (the "Purchase Price") subject to adjustments set forth in the terms of the Notes; and (ii) Warrants to purchase the Company's Common Stock up to the same amount of shares of the Company's Common Stock issuable upon conversion of the Notes, subject to adjustments set forth in the terms of the Warrants; in consideration for the payment by the Investor of the Purchase Price as specified in Section 3.2 (c) below.

3.	Closing and Closing Deliveries.

3.1            Closing.

(a) The Closing shall take place at the offices of Leser Hunter Taubman & Taubman, 17 State Street, 20th Floor, NY, NY 10004 or at such place as may be mutually agreed upon by the parties hereto (or remotely via the exchange of documents and signatures). The "Initial Closing" shall occur on the Initial Closing Date and subsequent closings shall be open for 30 days after the Initial Closing Date unless terminated earlier by the Company. Closing set forth above shall occur on a Closing Date at 10:00 A.M. New York City time following the execution and delivery of this Agreement, and on the first business day immediately following the date on which the last of the conditions specified herein is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions) or at such other time and place and such other date as the Company and the Investor mutually agree. All events occurring at the Closing will, unless otherwise specified, be deemed to have simultaneously occurred.

(b) In the event that the Closing shall not have occurred within a period of 30 days after the Initial Closing Date (or any other date mutually agreed upon in writing by the Parties), then either the Company or the Investor may, by written notice to the other party. terminate this Agreement; in which event neither party hereto shall have any further liability nor obligation to the other.

3.2            Closing Deliveries.

(a) At Closing, the Company (or the Key Employees if specified) shall deliver to Investor:

(i)             Convertible Note (Exhibit A) and Warrant (Exhibit B) registered in the name of Investor;

(ii)            the Registration Rights Agreement in the form of Exhibit C. duly executed by the Company;

(iii)           the Escrow Agreement in the form of Exhibit D. duly executed by the Company;

(iv)           the Guaranty Agreements in the form of Exhibit E, duly executed by the Company;

(v)            the Pledge Agreement in the form of Exhibit F. duly executed by the Company;

(vi)           Opinion of PRC Legal Counsel in the Form attached hereto as Exhibit G:

(vii)          the Advisory Agreement in form of Exhibit I, duly executed by the Company.

(b) At Closing, the Investor shall deliver to the Company:

(i)             the Purchase Price, payable in accordance with the provisions of Section 3.2(c) below;

(ii)             the Registration Rights Agreement, in the form attached hereto as Exhibit C and made a part hereof, duly executed by the Investor;

(iii)            the Escrow Agreement in the form of Exhibit D, duly executed by the Investor;

(iv)           the Guaranty Agreements in the form of Exhibit E, duly executed by the Investor;

(v)            the Pledge Agreement in the form of Exhibit F, duly executed by the Investor.

(c) Payment of the Purchase Price. On the Closing Date, $350,000 Purchase Price (the "Financing") shall be paid by the Investor to the Company by one or more wire transfers of immediately available funds to an Escrow Account designated by the Company prior to the Closing. Such payment may be closed in multiple tranches over a maximum 30 day period, unless such period is earlier terminated by the Company in its sole discretion. The Investor shall copy the Company on the payment instructions for any payments to be made from the escrow account.

4.           Representations and Warranties of the Company. For purposes of this Section 4 only. the Company hereby represents and warrants to the Investor, as of the date hereof (except as set forth on the Disclosure Schedules attached hereto as Schedules 4 (the "Company Disclosure Schedules"), which are divided into sections that correspond to the sections of this Section 4., as follows:

4.1 Organization. Good Standing and Qualification. Each of the Company and the Company Subsidiaries currently in existence is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and the Company Subsidiaries currently in existence is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined in Section 1 Definitions hereof). The Company's Subsidiaries, including the Significant Subsidiaries, are listed on Schedule 4.1 hereto.

4.2 Authorization: Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, substantially in the form attached hereto as Exhibit A (the "Series A Senior Secured Convertible Note"), the Warrant, substantially attached hereto as Exhibit B (the "Common Stock Warrant"), the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, the Escrow Agreement, substantially in the form attached hereto as Exhibit P (the "Escrow Agreement"), the Guaranty Agreements, substantially in the form attached hereto as Exhibit E, the Pledge Agreement, substantially in the form attached hereto as Exhibit F (the "Pledge Agreement"), the Opinion of PRC Legal Counsel, substantially in the form attached hereto as Exhibit G, and the Opinion of BVI Legal Counsel, substantially in the form attached hereto as Exhibit H, and the Advisory Agreement, substantially in the form attached hereto as Exhibit I (collectively, the "Transaction Documents") and to issue the Notes and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement and each of the Transaction Documents, when executed and delivered at the Closing will have been duly executed and delivered and shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

4.3 Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding, are set forth on Schedule 4.3 hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized. Except as set forth on Schedule 4.3 hereto and as contemplated by this Agreement and the Transaction Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as set forth on Schedule 4.3 hereto and as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capita! stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 4.3 hereto and as contemplated by this Agreement and the Transaction Documents, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. To the Company's knowledge, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Investor true and correct copies of the Company's Memorandum of Association as in effect on the date hereof (the "Memorandum"), and the Company's Articles of Association as in effect on the date hereof (the "Articles").

4.4 Valid Issuance. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action. The Conversion Shares when issued in accordance with the terms of the Note, and the Warrant Shares, when fully paid and issued in accordance with the Warrants, will be validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

4.5 Consents. Except for the waivers or as otherwise as set forth in Schedule 4.5. the execution, delivery and performance by the Company and each of its Subsidiaries of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respea of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6 No Investment Company. Neither the Company nor any of its Subsidiaries is, and upon the issuance and sale of the Securities as contemplated by this Agreement, will be an "investment company" as defined under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

4.7 No Conflict. Breach. Violation or Default. Neither, the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Memorandum of Association or Articles of Association, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) to the Company's knowledge, result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the U.S Securities and Exchange Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

4.8 Tax Matters. The Company and each Company Subsidiary has prepared and filed all tax returns required to have been filed by the Company or such Company Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Company Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and the Company Subsidiaries, taken as a whole. Ail taxes and other assessments and levies that the Company or any Company Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the knowledge of the Company and the Company Subsidiaries, threatened against the Company or any Company Subsidiary or any of their respective assets or property. Except as described on Schedule 4.8. there are no outstanding tax payments or tax sharing agreements or other such arrangements between the Company and any Company Subsidiary or other corporation or entity.

4.9 Indebtedness. Schedule 4.9 hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments, in each case. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business); and (b) ail guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. Except as set forth on Schedule 4.9 neither the Company nor any subsidiary is in default with respect to any Indebtedness.

4.10 Title to Properties. The Company and each Company Subsidiary has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; the Company and each Company Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.11 Certificates. Authorities and Permits. The Company and each Company Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and, except as set forth on Schedule 4.11 hereto, neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Company Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.12 Labor Matters; Brokers.

(a) Neither the Company nor any Company Subsidiary (i) is a party to or bound by any collective bargaining agreements or other agreements with labor organizations, (ii) has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

(b) The Company and each of the Company Subsidiaries currently in existence is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours.

4.13 Environmental Matters. Neither the Company nor any Company Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Knowledge of the Company and the Company Subsidiaries, threatened investigation that might lead to such a claim.

4.14 Litigation. Except as set forth on Schedule 4.14, there are no pending actions, arbitrations, suits or proceedings against or affecting the Company or any of its properties; and to the Knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

4.15 Financial Statements. The financial statements provided to the Investor present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements shall have been prepared in conformity with U.S. GAAP. Except as set forth in the financial statements, neither the Company nor any of the Company Subsidiaries shall have incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.16 Brokers and Finders. Except as set forth on Schedule 4.16. no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Company Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, except that Silver Stone Advisors, Ltd., a Nevis corporation with its address at Hunkins Waterfront Plaza Main Street, Charlestown Nevis, West Indies; (the "Advisor") will receive a monthly retainer fee for $8,000 which will be payable upon the Closing pursuant to the retainer agreement entered into among and by the Advisor and AnSheng Shoes, as contemplated by Section 10 of this Agreement.

4.17 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.18 Private Placement.   Subject to the accuracy of the Investor' representations in Section 5 of this Agreement, the offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5. Representations. Warranties of the Investor.   The Investor hereby represents and warrants to the Company that:

5.4 Organization and Existence The Investor are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties and to invest in the Securities pursuant to this Agreement and to perform its obligations pursuant to the Transaction Documents.

5.5 Authorization. The Transaction Documents to which Investor is a party have been duly and validly authorized by all necessary corporate action and=when executed and delivered at the Closing will have been duly executed and delivered and shall constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

5.3 No Conflict, Breach. Violation or Default. The execution, delivery and performance of the Transaction Documents by the Investor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Investor Certificates of Incorporation or the Investor' Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Investor, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Investor is a party or by which the Investor or a Subsidiary is bound or to which any of their respective assets or properties is subject.

5.4 Investment Purpose. As of the date hereof and the Closing Date the Investor are purchasing the Notes, the Warrants, the shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") and upon exercise of the Warrants (the "Warrant Shares" and collectively with the Conversion Shares, the Notes, the Warrant Shares and the Warrants, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securiteis for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

5.5 Purchase Entirely for Own Account. The Notes and Warrants to be received by Investor hereunder will be acquired for Investor's own accounts, not as nominee or agent. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Notes and/or Warrants for any period of time.

5.6 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Company and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.7 Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company and the Company Subsidiaries requested by it and to ask questions of and receive answers from the Company regarding the Company, the Company Subsidiaries and their respective businesses, and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of and have reviewed copies of the company presentation.

5.8 Accredited Investor / Non U.S. Person Status. The Investor is either (i) "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an "Accredited Investor"); or (ii) is not a U.S. Person (as defined for purposes of Regulation S) and such Investor is not acquiring the Securities for the account or benefit of a U. S. Person. Further, if purchased pursuant to Regulation S, each such Investor acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors, as defined in Rule 902 of the Securities Act) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Company Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor, except that the that the Advisor will receive a monthly retainer fee for $8,000 which will be payable upon the Closing Date pursuant to the Advisory Agreement entered into among and by the Advisor and AnSheng Shoes, as contemplated by Section 10 of this Agreement.

5.11 Money Laundering, etc. Neither the Investor, their Affiliates, officers, directors, members or managers is a Prohibited Person (as defined below), has conducted any business or has engaged in any transaction or dealing with any Prohibited Person (as defined below) or has engaged in any transaction relating to any property or interests in property blocked pursuant to the Executive Order (as defined below), has engaged in any transaction that evades or avoids any of the requirements or prohibitions set forth in the Executive Order or the USA PATRIOT Act (the "PATRIOT Act"). Each of the Investor represent that it and its officers, directors or managers are in compliance with all applicable orders, rules and regulations issued by, and recommendations of. the U.S. Department of the Treasury and OFAC (as defined below) pursuant to the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq. ("IEEPA") and the PATRIOT Act. Each of the Investor represents that neither it nor any of its Subsidiaries is a "Prohibited Foreign Shell Bank" (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and/or the government(s) of any jurisdiction(s) in which this Investor is doing business; "Prohibited Person" means any Person: (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order"); (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order; (c) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; (d) that is named as a "specifically designated national (SDN)" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website, http://www.treas.gov.ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list issued post-09/11/01; (e) that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or (f) that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses (a) - (e) of this definition of Prohibited Person.

5.11 Experience of the Investor. The Investor, with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

6.            Conditions to Closing.

6.1 Conditions to the Investor's Obligations. The obligation of Investor to purchase the Note and Warrants, the cost being an amount of $350,000 at the Closing, is subject to the fulfillment to Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a) All of the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects at al! times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b) The Company and the other parties to the Transaction Documents, other than the Investor shall have performed in all material respects all obligations and conditions set forth in the Transaction Documents required to be performed or observed by it or them on or prior to the Closing Date.

(c) The offshore structure shall be set up correctly including the Company incorporating Hong Kong subsidiary holding company and such Hong Kong subsidiary holding company acquiring 100% of AnSheng Shoes. In addition, related acquisition contemplated with setting up the offshore structure shall have been approved by applicable Chinese administrative agency and bureau and the consideration of the acquisition shall be paid;

(d) AnSheng Shoe shall have duly signed employment agreements with all of its Key Employees.

(e) The Company shall have made all of the Closing Deliveries required pursuant to Section 3.2(a) of this Agreement.

(f) The Company and the Company Subsidiaries (as applicable) shall have obtained the waivers and any and all other consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(g) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h) No event shall have occurred or shall have failed to occur which has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Significant Subsidiaries.

(i) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) through (g) of this Section 6.1.

(j) The Investment Management Boards of the Investor have approved the purchasing of the Note and Warrants before or as of the Closing Date.

(k) The Escrow Account should have been established for delivery and releasing of payment of the Purchase Price on or prior to the Closing Date.

6.2            Conditions to Obligations of the Company. The Company's obligation to sell the Notes and the Warrants at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.5, 5.6, 5.7, 5.9 and 5.10 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein set forth in the Transaction Documents to be performed or observed by them on or prior to the Closing Date.

(b) The Investor shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Escrow Account should have been established for delivery and releasing of payment of the Purchase Price on or prior to the Closing Date..

(e) The Investor shall have made all of the Closing Deliveries required pursuant to Section 3.2(V) of this Agreement.

7.            Covenants and Agreements of the Parties.

7.1 Reservation of Common Stock. Subject to the next succeeding sentence, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the Conversion Shares and the Warrant Shares, such number of shares of Common Slock as shall from time to time equal the number of shares sufficient to permit the issuance of the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents in accordance with their respective terms. Notwithstanding the foregoing, the Company does not currently have sufficient authorized Common Stock to issue Common Stock to the Investor to the extent of the full issuance of the Conversion Shares and Warrant Shares. Before the RTO, in the event that the public Company does not have sufficient Common Stock to exercise Warrants and convert Notes, it is required to immediately call for a shareholder meeting (or by shareholder action) to authorize sufficient shares of Common Stock necessary in order to exercise Warrants and convert all of the Warrants and Notes issued pursuant to the Transaction Documents in accordance with their respective terms.

7.2 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.3 Delivery of Opinion of British Virgin Islands Legal Counsel. The Company shall deliver within 30 days after the Initial Closing Date, a letter of Opinion of British Virgin Islands Legal Counsel.

7.4 Use of Proceeds.

(a) The Company will use the net proceeds from the Financing for working capital and costs incurred in the reverse merger into a publicly trading shell on the OTCBB ("RTO") and a PIPE investment of US $6.0 million ($6,000,000, the "PIPE"), including but not limited to fees for establishing the offshore structure, legal, audit and advisory fees.

(b) The Escrow Funds should be paid directly to third parties from the Escrow Account by the Escrow Agent pursuant to the Escrow Agreement attached hereto as Exhibit D  .

7.5 Conditions to Be Public. The Company shall be required to be a publicly trading entity in the US on the OTCBB or other exchange or market prior to the maturity of the Note. If the Company fails to do so, the applicable Conversion Price of the Notes shall automatically be reduced by fifty percent (50%) without further action required by any of the parties.

7.6 No Amendment to Memorandum or Articles. The Company shall not amend its memorandum or articles without the prior written consent of the Investor.

7.7 No Dividends in The Years of 2009.2010 and 2011 without the Investor's Consent. The Company shall not announce any dividends in the years of 2009, 2010 and 2011 without the prior written consent of the Investor. In the event that the Company announces any dividends prior to December 31, 2011 without the Investor's prior written consent, the Company shall (a) immediately upon declaration or issuance of the dividends be considered in default with regard to the payment of the Notes, to the extent that they not converted or repaid at the time and (b) whether or not the Notes have been repaid or converted, the Investor shall entitled to the full amount of the dividends paid to all shareholders prior to December 31, 2011, as liquidated damages. The foregoing default and liquidated damages shall be in addition to any other remedies that the Investor may have at law or in equity.

7.8Registration and Listing. Once the Company becomes public, the Company shall (a) either (i) cause its Common Stock to be registered under Section 12(b) or 12(g) of the 1934 Act, or (ii) voluntarily file all reports required to be filed as if the Company is so registered, and in any event shall comply in all respects with its reporting and filing obligations under the 1934 Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement, and (c) not take any action or file any document (whether or not permitted by the 1933 Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act or 1933 Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTCBB or other exchange or market on which the Common Stock is trading or may be traded in the future. Upon the request of the Investor, the Company shall deliver to the Investor a written certification of a duly authorized officer as to whether it has complied with such requirements. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Investor may reasonably request, all to the extent required from time to time, to enable the Investor to sell the Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144.

7.9 Management. The Company agrees that at a date prior to or concurrent with the occurrence of the PIPE and RTO, it shall hire an English-speaking Chief Financial Officer (either on a full-time, or part-time basis, depending on the market for such executives in China). The Company further agrees that within thirty (30) days after conducting its PIPE and RTO, it shall use a part of its investor relations budget to seek and identify an English-speaking International Sales/Investor Relations Manager and use reasonable efforts to hire such candidate for the position, on a full-time basis, within one hundred and twenty (120) days thereafter.

7.10 Company SEC Filings.

(a) Upon listing on the OTCBB or other exchange or market in the US, the Company shall make available to the Investor through the EDGAR system, true and complete copies of all periodic filings with the SEC made by the Company under the 1934. At the closing of the RTO, the Company shall have provided the Investor with consolidated financial statements prepared in accordance with U.S. GAAP in the form necessary for inclusion in the Company's "Super 8-K" to be filed with the SEC and also keep continued consolidated financial statements available as a public company (collectively, the "SEC Filings"). Except as indicated in the SEC Filings, the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

(b) The information contained in the Company SEC Filings shall be complete and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

7.11 Legends. It is understood that, except as provided below, certificates and instruments evidencing the Securities (once the Company becomes public) will bear the following or any similar legend:

(a) neither this security nor the securities into which this security is exercisable/convertible have been registered with the securities and exchange commission or the  securities commission of any state in reliance upon an exemption from registration under the securities act of 1933, as amended (the "1933 act"), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the company. Until __, 2011, the transfer of these securities is also subject to the terms and conditions of an investor lock-up agreement, a copy of which is on file at the office of the corporation.

(b) Or, if the Securities are purchased pursuant to Regulation S, the Notes and the Warrants shall contain the following legend, with language in parenthesis to be included in the Warrants: "The shares represented by this certificate have not been registered under the united states securities act of 1933, as amended. The shares were issued in a transaction exempt from the registration requirements of the securities act pursuant to regulation s promulgated under it. The shares may not be offered or sold (exercised) in the United States (by or on behalf of any U.S. person) unless registered under the securities act or an exemption from registration is available. Transfers of the shares represented by this certificate may not be transferred except in accordance with the provisions of regulation s, pursuant to registration under the securities act, or pursuant to an available exemption from registration. Further, hedging transactions with regard to the shares may not be conducted unless in compliance with the securities act."

7.12 Renewal of Pollutants Emission License. The Company shall use its best efforts to apply with Chinese local Environmental Protection Bureau to renew AnSheng Shoe's Pollutants Emission License in connection with its production lines and manufacturing of shoes which will expire in June 30,2010.

8.           No Changes in Transaction Documents.

Neither the Company nor the Board of Directors of the Company shall amend, modify or otherwise change any of the Transaction Documents (except to the extent otherwise provided in the applicable Transaction Document), without the express prior written consents of the Investor, which consent may be withheld of any reason or no reason.

Any breach by the Company or the Board of Directors of the provisions of Section 8 shall constitute a material breach by the Company of the terms and conditions of this Agreement and the other Transaction Documents.

9.           Survival and Indemnification.

9.6 Survival. The respective representations and warranties of the parties hereto contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

9.7 Indemnification.

(a) Subject to the provisions of Section 9.L the Company agrees to indemnify and hold harmless Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses, including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof (collectively, "Losses") to which such Person may become subject as a result of any breach of any representation or warranty made by the Company or any Company Subsidiary under the Transaction Documents.

(b) Subject to the provisions of Section 9.1. the Investor agrees to indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation or warranty made by the Investor under the Transaction Documents.

(c) In the event that at any time, the Company shall:

(i) default in the performance of or compliance with any covenant or agreement on Company's part to be performed or complied with as provided in Section 7 and such default has not been cured within twenty (20) Business Days after written notice of default is given to the Company by the Investor; or

(ii) default in the performance of or compliance with any agreement or covenant on the Company's part to be performed or complied with contained in any of the Transaction Documents, and such default has not been cured for twenty (20) Business Days after written notice of default is given to the Company by the Investor;

the Investor may proceed to protect and enforce the rights of such holder by an action at law for monetary damages, or by a suit or other appropriate proceeding in equity, including seeking specific performance of the Company's covenants and agreements contained herein or in any other Transaction Document, or for an inj unction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(d) In the event that at any time, the Investor or any of its Affiliates shall:

(i) default in the performance of or compliance with any covenant or agreement on Investor' part to be performed or complied with contained in this Agreement=and such default has not been cured within twenty (20) Business Days after written notice of default is given to the Investor by the Company; or

(ii) default in the performance of or compliance with any agreement or covenant on the Investor' part to be performed or complied with contained in any of the Transaction Documents, and such default has not been cured for twenty (20) Business Days after written notice of default is given to the Investor by the Company;

the Company may proceed to protect and enforce its rights by an action at law for monetary damages, or by a suit or other appropriate proceeding in equity, including seeking specific performance of the Investor' covenants and agreements contained herein or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

9.8 Conduct of Indemnification Proceedings. Promptly after any one or more Person entitled to indemnification under this Section 9 (each an "Indemnified Person") becoming aware of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2. such Indemnified Person shall promptly notify the indemnifying Person(s) (each an "Indemnifying Person") in writing and the Indemnifying Person, if a third party action, suit, claim or demand is involved, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Person shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding. All amounts owed by the indemnifying person to the Indemnified Person (if any) shall be paid in full within 10 Business Days after a final judgment (without further right of appeal) determining that amount owed is rendered or after a final settlement or agreement as to the amount owed is executed.

9.4 No Waivers or Election of Remedies. Expenses. Etc. No course of dealing and no delay on the part of any Indemnified Person in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any other Transaction Document upon any Indemnified Person shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of any Indemnifying Person under this Section 9, the Indemnifying Persons(s) will pay to the Indemnified Person(s) on demand such further amount as shall be sufficient to cover all costs and expenses of such Indemnified Person(s) incurred in any enforcement or collection under this Section 9, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

10.         The Advisory Agreement. Prior to the Closing Date, Ansheng Shoes shall enter into an advisory agreement with Silver Stone Advisors, Ltd., an affiliate to the Investor ,which is attached hereto as Exhibit I.

11.         Miscellaneous.

11.9 Successors and Assigns.

(a) This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that, without the prior written consent of the Company (i) the Investor may assign its rights and delegate its duties hereunder in whole or in part to any Affiliate, and (ii) may assign or transfer less than a majority of the Securities to any third Person not an Affiliate in any public offering or public sale or in private transaction, subject in either or both cases to such assignee's specific written assumption of the specific obligations and duties of the Investor set forth herein and in any of the other Transaction Documents and in all cases to the provisions of the applicable securities laws.

(b) The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.10 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. In the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf signature page were an original thereof.

11.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.12 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company:

Anbailun International Holdings Limited
Chendai Andou Industry Park Jinjiang,
Fujian 362211 P.R.China

Attn: Ding Jinbiao Chief
Executive Officer Tel No.: +86
595 85187788 Fax No.: +86
595 85188811

With a copy to:

King & Wood
Suite 601, Century Financial Tower,
NO.l Suhua Road, Industrial Park.
Suzhou, 215021   P.R.China

Attn: Charles Law
Tel:      (86512) 6292 7837
Cell.    (86)139-111-87384

If to the Investor:

Silver Rock Capital, Ltd
P.O.Box.213994 Dubai,
UAE

Attn: Ezzat Jallad
Managing Partner Tel No.:
97143485651 Fax No.:
97143485652

With copies to:

Leser Hunter Taubman & Taubman
17 State Street, 20th Floor New York,
New York 10004
Fax:(212)202-6380

11.13 Expenses. All the expenses in connection herewith, including but not limited to Investor's legal and due diligence fees, shall be paid from the Escrow Account according to the attached Escrow Agreement, provided that the Investor's legal fees and due diligence fees incurred as part of this transaction should not exceed $15,000 and $15,000 respectively without written consent of the Company.

11.14 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

11.15 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.   In addition, the Company and Investor will make such other filings and notices in the manner and time required by the SEC once the Company becomes public.

11.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

11.17 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, other than any written confidentiality agreement between the Company and Investor, which shall continue in full force and effect.

11.18 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

11.11  Governing Law: Dispute Resolution

a.  This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong without regard to the choice of law principles thereof.

b.    Arbitration

(i) Mandatory Arbitration. All disputes arising out of or relating to this Agreement and the transactions contemplated hereby will be resolved by mandatory, binding arbitration in accordance with this Section 11.11(b).

(ii) Friendly Negotiations. Before any arbitration is commenced pursuant to this Section 11.11(c), the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

(iii) Commencement of Arbitration. If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any party to this Agreement refuses to engage in any settlement negotiation, any party to this Agreement may submit the dispute for arbitration.

(iv) Arbitration. Any arbitration commenced pursuant to this Section 11.11(b) will be conducted in Hong Kong, China under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Centre. The arbitration will be conducted by a panel of three arbitrators, one chosen by each party to this AGREEMENT and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the Hong Kong International Centre will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

11.12 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party or as required by applicable federal or state securities law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement. discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Securities purchased hereunder. The provisions of this Section 11.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company: ANBAILUN INTERNATIONAL HOLDINGS LIMITED

By	_/s/ Lam Chiu Ming______
Name: Lam Chiu Ming
Title: Chief Executive Officer

The Investor: SILVER ROCK CAPITAL, LTD.

By	/s/ Robert F. Abbanat
Name: Robert F. Abbanat
Title: Managing Director